 As filed with the Securities and Exchange Commission on February 9, 2000
                                                     Registration No. 333-78957
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                --------------

                             Amendment No. 4
                                      to
                              Note Exchange Offer
                                      on
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                         TVN ENTERTAINMENT CORPORATION
            (Exact name of Registrant as specified in its charter)
                                --------------

     Delaware                     4841                            95-4138203
 (State or other      (Primary Standard Industrial             (I.R.S. Employer
 jurisdiction of
 incorporation or     Classification Code Number)           Identification Number)
  organization)

                    2901 West Alameda Avenue, Seventh Floor
                           Burbank, California 91505
                                (818) 526-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                --------------
                                Stuart Z. Levin
                            Chief Executive Officer
                         TVN Entertainment Corporation
                    2901 West Alameda Avenue, Seventh Floor
                           Burbank, California 91505
                                (818) 526-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                  Copies to:
                             Robert P. Latta, Esq.
                             Roger E. George, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300
                                --------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                --------------
   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G. check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                               EXPLANATORY NOTE


    This Amendment No. 4 to the Registration Statement on Form S-4 is being filed for the sole purpose of revising Exhibits 5.1 and 23.2 to the Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Article XI of our Amended and Restated Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware law.

   Article VI of our Bylaws provides for the indemnification of our officers, directors, employees and agents if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding the indemnified party had no reason to believe his conduct was unlawful.

   Section 145 of the Delaware General Corporation Law permits us to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

   We maintain liability insurance coverage for our directors and officers.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits.

   Exhibit
   Number  Description
   ------- -----------
    1.1*   Placement Agreement dated July 24, 1998 by and between TVN and
           Morgan Stanley & Co. Incorporated.
    3.1*   Amended and Restated Certificate of Incorporation, as amended, of
           TVN, as currently in effect.
    3.2*   Bylaws, as currently in effect.
    4.1*   Securityholder Agreement dated as of August 29, 1997 among TVN,
           Princes Gate Investors II, L.P., Storie Partners, L.P., Wenonah
           Development Corp., Jerome H. Turk and Carole Turk. Family Trust and
           PG Investors II, Inc. as Agent.
    4.2*   Amendment to Securityholders Agreement dated as of December 19, 1997 among TVN, Princes Gate Investors II, L.P., Storie Partners, L.P.,
           Wenonah Development Corp., Jerome H. Turk and Carole Turk Family
           Trust and PG Investors II, Inc. as Agent.
    4.3*   Indenture dated as of July 29, 1998, by and between TVN and The Bank of New York, including form of 14% Senior Discount Note Due 2008.
    4.4*   Warrant Agreement dated as of July 29, 1998 between TVN and The Bank of New York.
    4.5*   Warrant registration rights agreement dated as of July 29, 1998 among TVN and Morgan Stanley & Co. Incorporated.
    4.6*   Specimen 14% Senior Discount Note Due 2008.
    4.7*   Notes registration rights agreement dated as of July 29, 1998 between TVN and Morgan Stanley & Co. Incorporated.
    5.1    Opinion of Irell & Manella LLP.
   10.1*+  Transponder Lease Agreement for Galaxy IIIR dated as of October 21,
           1994 between Hughes Communications Galaxy, Inc. and TVN.
   10.2*   Galaxy IIIR Transponder Service Agreement dated October 21, 1994 between Hughes Communications Satellite Services, Inc. and TVN.
   10.3*+  Transponder Lease Agreement for Galaxy IX dated as of November 29,
           1995 between Hughes Communications Galaxy, Inc. and TVN and First
           Amendment to Galaxy IX Transponder Lease Agreement dated May 10,
           1996.

   10.4* Galaxy IX Transponder Service Agreement dated November 29, 1995 between Hughes Communications Satellite Services, Inc. and TVN.
   10.5* 1996 Stock Option Plan and related option agreement, as currently in effect.
   10.6*+ Service and License Agreement dated June 9, 1997 between National
          Digital Television, Inc., doing business as Headend in the Sky(R)
          ("HITS") and TVN.
   10.7* CSG Master Subscriber Management System Agreement dated June 30, 1997 between CSG Systems, Inc. and TVN.
   10.8*  Employment Agreement entered into between TVN and Stuart Z. Levin.
   10.9*  Employment Agreement entered into between TVN and James Ramo.
   10.10* Employment Agreement entered into between TVN and Arthur Fields.
   10.11* Employment Agreement entered into between TVN and Michael Wex.
   10.12* Employment Agreement entered into between TVN and John McWilliams.
   10.14* Employment Agreement entered into between Guthy-Renker Television
          Network, Inc. and Gregory A. Thomas.
   10.15* Assumption of and First Amendment to Employment Agreement between
          GRTV Network, Inc. and Gregory A. Thomas.
   10.16* Series B Preferred Stock Purchase Agreement dated June 30, 1999, by and between New Media Network, Inc. and TVN together with all exhibits thereto.
   10.17* Agreement for Purchase and Sale of Assets effective January 18, 1999 by and among TVN, W&K Pharmacy, Inc., d/b/a PandaAmerica Corp. and
          Martin D. Weiss, together with all exhibits thereto.
   10.18* Asset Acquisition Agreement by and among TVN, GRTV Network, Inc., a wholly-owned subsidiary of TVN, Guthy-Renker Corporation, and Guthy-
          Renker Television Network, Inc., dated July 30, 1999, together with all exhibits thereto.
   10.19* Organization, Uplink and Post-Production Services Agreement dated May
          28, 1999 by and between 4MC-Burbank, Inc. and TVN Entertainment
          Corporation.
   10.20* Employment Agreement entered into between TVN and Gregory Pasetta.
   21.1*  Subsidiaries of TVN.
   23.1*  Consent of PricewaterhouseCoopers LLP.
   23.2   Consent of Irell & Manella LLP (Included in Exhibit 5.1).
   24.1*  Power of Attorney.
   25.1*  Statement of Eligibility of Trustee.
   27.1*  Financial Data Schedules.
   99.1*  Form of Letter of Transmittal with respect to exchange offer.
   99.2*  Form of Notice of Guaranteed Delivery.
   99.3*  Form of Exchange Agent Agreement.

--------
 * Previously filed.

 + Confidential treatment has been requested for portions of these agreements.
   Omitted portions have been filed separately with the Commission.

   (b) Financial Statement Schedules

   Schedules not listed above have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or Notes thereto.

Item 22. Undertaking

   1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   2. We hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   3. We hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

   4. We hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) If we are a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S)210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that we include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statement. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or (S)210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   Signatures

   In accordance with the requirements of the Securities Act of 1933, we have duly caused this Amendment No. 4 to Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California on February 9, 2000.

                                          TVN Entertainment Corporation

                                          By:    /s/ Stuart Z. Levin
                                            -----------------------------------
                                            Stuart Z. Levin
                                            Chairman of the Board, Chief
                                             Executive Officer (Principal
                                             Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                        Title                    Date
              ---------                        -----                    ----

       /s/ Stuart Z. Levin             Chairman of the Board     February 9, 2000
 ____________________________________  of Directors and Chief
           Stuart Z. Levin             Executive Officer
                                       (Principal Executive
                                       Officer)

                  *                    Senior Executive Vice     February 9, 2000
 ____________________________________  President, General
            Arthur Fields              Counsel, Chief
                                       Administrative
                                       Officer, Director and
                                       Secretary

       /s/ John McWilliams             Senior Vice President,    February 9, 2000
 ____________________________________  Finance (Principal
           John McWilliams             Financial and
                                       Accounting Officer)

                  *                    Director                  February 9, 2000
 ____________________________________
        S. Robert Levine, M.D.

                  *                    Director                  February 9, 2000
 ____________________________________
          Stephen R. Munger

                  *                    Director                  February 9, 2000
 ____________________________________
          Martin A. Pasetta

              Signature                 Title             Date
              ---------                 -----             ----

                  *                    Director    February 9, 2000
 ____________________________________
           David R. Powers

                  *                    Director    February 9, 2000
 ____________________________________
          Michael J. Ritter

                  *                    Director    February 9, 2000
 ____________________________________
            Jerome H. Turk

     /s/ Stuart Z. Levin
*By:___________________________
    (Stuart Z. Levin)
    ATTORNEY-IN-FACT

                                 Exhibit Index

   Exhibit
   Number  Description
   ------- -----------
    1.1*   Placement Agreement dated July 24, 1998 by and between TVN and
           Morgan Stanley & Co. Incorporated.
    3.1*   Amended and Restated Certificate of Incorporation, as amended, of
           TVN, as currently in effect.
    3.2*   Bylaws, as currently in effect.
    4.1*   Securityholder Agreement dated as of August 29, 1997 among TVN,
           Princes Gate Investors II, L.P., Storie Partners, L.P., Wenonah
           Development Corp., Jerome H. Turk and Carole Turk. Family Trust and
           PG Investors II, Inc. as Agent.
    4.2*   Amendment to Securityholders Agreement dated as of December 19, 1997 among TVN, Princes Gate Investors II, L.P., Storie Partners, L.P.,
           Wenonah Development Corp., Jerome H. Turk and Carole Turk Family
           Trust and PG Investors II, Inc. as Agent.
    4.3*   Indenture dated as of July 29, 1998, by and between TVN and The Bank of New York, including form of 14% Senior Discount Note Due 2008.
    4.4*   Warrant Agreement dated as of July 29, 1998 between TVN and The Bank of New York.
    4.5*   Warrant registration rights agreement dated as of July 29, 1998 among TVN and Morgan Stanley & Co. Incorporated.
    4.6*   Specimen 14% Senior Discount Note Due 2008.
    4.7*   Notes registration rights agreement dated as of July 29, 1998 between TVN and Morgan Stanley & Co. Incorporated.
    5.1    Opinion of Irell & Manella LLP.
   10.1*+  Transponder Lease Agreement for Galaxy IIIR dated as of October 21,
           1994 between Hughes Communications Galaxy, Inc. and TVN.
   10.2*   Galaxy IIIR Transponder Service Agreement dated October 21, 1994 between Hughes Communications Satellite Services, Inc. and TVN.
   10.3*+  Transponder Lease Agreement for Galaxy IX dated as of November 29,
           1995 between Hughes Communications Galaxy, Inc. and TVN and First
           Amendment to Galaxy IX Transponder Lease Agreement dated May 10,
           1996.
   10.4*   Galaxy IX Transponder Service Agreement dated November 29, 1995 between Hughes Communications Satellite Services, Inc. and TVN.
   10.5*   1996 Stock Option Plan and related option agreement, as currently in effect.
   10.6*+  Service and License Agreement dated June 9, 1997 between National
           Digital Television, Inc., doing business as Headend in the Sky(R)
           ("HITS") and TVN.
   10.7*   CSG Master Subscriber Management System Agreement dated June 30,
           1997 between CSG Systems, Inc. and TVN.
   10.8*   Employment Agreement entered into between TVN and Stuart Z. Levin.
   10.9*   Employment Agreement entered into between TVN and James Ramo.
   10.10*  Employment Agreement entered into between TVN and Arthur Fields.
   10.11*  Employment Agreement entered into between TVN and Michael Wex.
   10.12*  Employment Agreement entered into between TVN and John McWilliams.
   10.14*  Employment Agreement entered into between Guthy-Renker Television
           Network, Inc. and Gregory A. Thomas.
   10.15*  Assumption of and First Amendment to Employment Agreement between
           GRTV Network, Inc. and Gregory A. Thomas.

   Exhibit
   Number  Description
   ------- -----------
   10.16*  Series B Preferred Stock Purchase Agreement dated June 30, 1999, by and between New Media Network, Inc. and TVN together with all exhibits thereto.
   10.17*  Agreement for Purchase and Sale of Assets effective January 18, 1999 by and among TVN, W&K Pharmacy, Inc., d/b/a PandaAmerica Corp. and
           Martin D. Weiss, together with all exhibits thereto.
   10.18*  Asset Acquisition Agreement by and among TVN, GRTV Network, Inc., a wholly-owned subsidiary of TVN, Guthy-Renker Corporation, and Guthy-
           Renker Television Network, Inc., dated July 30, 1999, together with all exhibits thereto.
   10.19*  Organization, Uplink and Post-Production Services Agreement dated
           May 28, 1999 by and between 4MC-Burbank, Inc. and TVN Entertainment
           Corporation.
   10.20*  Employment Agreement entered into between TVN and Gregory Pasetta.
   21.1*   Subsidiaries of TVN.
   23.1*   Consent of PricewaterhouseCoopers LLP.
   23.2    Consent of Irell & Manella LLP (Included in Exhibit 5.1).
   24.1*   Power of Attorney.
   25.1*   Statement of Eligibility of Trustee.
   27.1*   Financial Data Schedules.
   99.1*   Form of Letter of Transmittal with respect to exchange offer.
   99.2*   Form of Notice of Guaranteed Delivery.
   99.3*   Form of Exchange Agent Agreement.

--------
 * Previously filed.

 + Confidential treatment has been requested for portions of these agreements.
   Omitted portions have been filed separately with the Commission.